SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, D.C. 20549

            __________________________________________


                             FORM 8-K
                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934



Date of Report                             September 16, 1994
(Date of Earliest Event Reported)



                COLUMBIA/HCA HEALTHCARE CORPORATION
      (Exact name of Registrant as specified in its Charter)


                             DELAWARE
                     (State of Incorporation)




 001-11239                                         75-2497104
(Commission                                        (I.R.S. Employer
File Number)                                       Identification






201 West Main Street, Louisville, Kentucky           40202
(Address of principal executive offices)           (Zip Code)





                          (502) 572-2000
       (Registrant's telephone number, including area code)




ITEM 5.       Other Events

     On September 16, 1994, Columbia/HCA Healthcare Corporation ("Columbia") consummated the acquisition of Medical Care America, Inc. ("MCA"), by means of a merger (the "Merger") of a wholly-owned subsidiary of Columbia with and into MCA. As a result of the Merger, the holders of the outstanding shares of MCA Common Stock, $.01 par value, will receive 0.7042 of a share of the Common Stock, $.01 par value, of Columbia for each share of MCA Common Stock. Columbia is currently preparing pro forma financial statements to reflect the transaction.

     Columbia incorporates by reference into this Current Report on Form 8-K the additional information about the Merger set forth in the joint press release of Columbia and MCA, dated September 16, 1994, a copy of which is attached as Exhibit 99 hereto.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               COLUMBIA/HCA HEALTHCARE CORPORATION



                               By:   Stephen T. Braun
                                     Senior Vice President
                                     and General Counsel

DATE:  September 30, 1994